SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                        (AS PERMITTED BY RULE  14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 HOMELIFE, INC.
                                 --------------
                (Name of Registrant as Specified in Its Charter)

           ___________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[XX] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11. Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

     Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

     Per unit prices or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________________

     Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________

     Total fee paid:

     ___________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:

     ___________________________________________________________________________

     Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

     Filing Party:

     ___________________________________________________________________________

     Date Filed:

     ___________________________________________________________________________

Notes:

                                 HOMELIFE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28TH, 2003


TO ALL STOCKHOLDERS OF HOMELIFE, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HomeLife, Inc., a Nevada corporation, will be held at the Corporate Office of HomeLife, Inc., located at 9475 Heil Avenue, Suite "D", Fountain Valley, California on May 28, 2003 at 8:00 a.m. Pacific Standard Time, for the following purposes:

     To elect four (4) Directors for a term of one (1) year or until their successors are duly elected and qualified; and

     To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to vote at the Annual Meeting and at any adjournment thereof is March 30, 2003.


                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      By: /s/ Andrew Cimerman
                                          --------------------------------------
                                          Andrew Cimerman

                                      Its: President and Chief Executive Officer


Fountain Valley, California
      April 28, 2003


                                 HOMELIFE, INC.
                           9475 HEIL AVENUE, SUITE "D"
                        FOUNTAIN VALLEY, CALIFORNIA 92708
              TELEPHONE: (714) 418-1414 / FACSIMILE: (714) 418-1415


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                                 HOMELIFE, INC.
                           9475 HEIL AVENUE, SUITE "D"
                        FOUNTAIN VALLEY, CALIFORNIA 92708
              TELEPHONE: (714) 418-1414 / FACSIMILE: (714) 418-1415
                             ______________________

                                 PROXY STATEMENT
                             ______________________

                               GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of HomeLife, Inc., a Nevada corporation (the "Company") for the Annual Meeting of Stockholders of the Company to be held at the Corporate Office of HomeLife, Inc., located at 9475 Heil Avenue, Suite "D", Fountain Valley, California on May 28, 2003 at 8:00 a.m. Pacific Standard Time.

     All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees relating to the class of Common Stock for which the proxy relates for election to the Company's Board of Directors. The Board of Directors does not anticipate that any of its nominees will be unavailable for election.

     The Board of Directors does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgement. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to stockholders on or about May 8, 2003.

     Only holders of record of shares of Common Stock of the Company at the close of business on March 30, 2003 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on March 30, 2003, the Company had outstanding 6,108,586 shares of Common Stock.

     At the Annual Meeting, the holders of Common Stock will be entitled, as a class, to elect four (4) Directors ("Directors"). The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of the Directors.

     Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, located at 9475 Heil Avenue, Suite "D", Fountain Valley, California 92708, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

     Officers and Directors of the Company beneficially own approximately 43% of the outstanding shares of Common Stock. See "Security Ownership of Management and Principal Stockholders."

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

     Four (4) Directors are to be elected for the ensuing year or until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following persons with respect to Common Stock. All of the nominees are standing for re-election by the stockholders from the current term.

             THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH
                      OF THE DIRECTOR NOMINEES NAMED BELOW.

NAME AND AGE             AGE       DIRECTOR SINCE     POSITION WITH THE COMPANY

Andrew Cimerman           55            1995          President, Chief Executive
                                                      Officer and Chairman

F. Bryson Farrill         75            1998          Director

Terry Lyles               44            1996          Director

Marie M. May              35            2001          Chief Financial Officer,
                                                      Secretary and Director

ANDREW CIMERMAN ~ PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD, has held the positions of President, Chief Executive Officer and Director since April 1996. For 7 years prior thereto, he was the founder and majority shareholder of HomeLife Securities, Inc. and its wholly owned subsidiary HomeLife Realty Services, Inc. Mr. Cimerman is the founder, President and majority shareholder of: Simcoe Fox Developments, Ltd., a private development company located in Toronto, Ontario, Canada; HomeLife Cimerman Real Estate, Ltd., a Toronto based real estate company; Jerome's Magic World, Inc., the owner of certain animated characters; and majority shareholder and President of Realty World America, Inc. Mr. Cimerman owns HomeLife Realty Services, Inc., a Canadian affiliate which operates a real estate franchise company in Canada. HomeLife Securities is a separate company from HomeLife, Inc. and HomeLife Securities licenses certain "HomeLife" trademarks and service marks to HomeLife, Inc. Mr. Cimerman brings over 30 years of real estate service experience to the Company, and is a strong and committed leader focused on the growth and success of the Company.

TERRY A. LYLES, Ph.D. ~ DIRECTOR, joined the Company as a Director in August 1997. Dr. Lyles is a national and international speaker and trainer to professional athletes, Fortune 500 Companies, schools, universities and public audiences. Dr. Lyles' program is to reach people around the world with the message of "balance and excellence." For the past 18 years, Dr. Lyles has traveled across the United States and around the world conveying this profound message of "Life Accountability: and "A Better You." Dr. Lyles has conducted a weekly radio program, "A Better You," since May 1, 1994, which is currently heard by over 1 million people in 65 nations. Dr. Lyles holds a Ph.D. degree in Psychology from Wayne State University in Detroit, Michigan.

F. BRYSON FARRILL ~ DIRECTOR, joined the Company as a Director in February 1997. Mr. Farrill has been in the securities industry for the past 35 years. Mr. Farrill has held various senior positions, including that of President and Chairman of McLeod, Young, Weir International, an investment dealer in Toronto, Ontario, Canada. He was also the Chairman of Scotia McLeod (USA) Inc. for eleven years. Mr. Farrill's broad experience is not only utilized in the United States and Canada, but has served to direct the expansion of McLeod, Young, Weir Ltd. into Europe and Asia through an extensive network of branch offices.

MARIE M. MAY, CPA ~ CHIEF FINANCIAL OFFICER, SECRETARY AND DIRECTOR, has been with the Company since July 2000, and has been a Director since February 2001. Ms. May has 13 years experience in finance and accounting mainly related to small emerging businesses. Prior to joining HomeLife, Ms. May was Chief Financial Officer for Medical Data International, Inc., a provider of healthcare business information. Ms. May is a certified public accountant and received her B.S. degree in Accounting from Pepperdine University in 1989.

     There is no family relationship between any of the Directors or Officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

     The Board of Directors currently does not have any committees.

     The Board of Directors held two (2) meetings in fiscal 2002. All Directors' attendance at the meetings was by proxy.

EXECUTIVE COMPENSATION

     GENERAL COMPENSATION DISCUSSION. All decisions regarding compensation for the Company's Executive Officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors or stockholders for approval, as appropriate. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant change(s) in role or responsibility, and internal equity of pay relationships.

     Set forth below is a summary of compensation for the Company's Officers for fiscal year 2002. There are no annuity, pension or retirement benefits proposed to be paid to Officers, Directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or its subsidiary. The following Officers of the Company receive the following annual cash salaries and other compensation.

                           SUMMARY COMPENSATION TABLE

=========================================================================================================================
                                                                                Long Term Compensation
                                                                                ----------------------
                                    Annual Compensation                     Awards                  Payouts
                                    -------------------                     ------                  -------
                                                              Other
                                                              annual               Securities             All other
   Name and Principal                                         Compen-              Underlying    LTIP      Compen-
        Position            Year     Salary         Bonus     sation    Options   Options/SARs  Payouts     sation
        --------            ----     ------         -----     ------    -------   ------------  -------     ------

Andrew Cimerman,            2001          -0-          -0-     None                     -0-      None        None
President, CEO and          2002   $      -0-      $   -0-     None        -            -0-      None        None
Chairman                           ----------      -------     ----                 -------      ----        ----

Charles Goodson,            2001       64,000          -0-     None                     -0-      None        None
Vice President              2002   $   70,000          -0-     None        -            -0-      None        None
                                   ----------      -------     ----                 -------      ----        ----
Marie M. May,               2001       24,000          -0-     None                     -0-      None        None
CFO, Secretary and          2002   $   27,000          -0-     None        -            -0-      None        None
Director                           ----------      -------     ----                 -------      ----        ----

F. Bryson Farrill(1),       2001          -0-          -0-     None                     -0-      None      $4,000
Director                    2002   $      -0-          -0-     None        -            -0-      None        None
                                   ----------      -------     ----                 -------      ----        ----

Terry A. Lyles(1),          2001          -0-          -0-     None                     -0-      None      $4,000
Director                    2002   $      -0-          -0-     None        -            -0-      None        None
                                   ----------      -------     ----                 -------      ----        ----
All Officers as a group     2001       88,000          -0-     None                     -0-      None      $8,000
(5 persons)                 2002   $   97,000      $   -0-     None        -            -0-      None        None
                                   ==========      =======     ====    =====        =======      ====        ====
=========================================================================================================================

--------------------
(1) Mr. Farrill and Dr. Lyles each have an option to purchase 50,000 shares of the Company's Common Stock. These options are fully vested and may be exercised at the price of $3.00 per share.

     OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

     None.

     AGGREGATE OPTIONS/SAR GRANTS

     While the Company has not enacted a formal stock option plan for its Directors and senior executives, the Company has granted certain Directors and Officers options to purchase Common Stock of the Company. Board of Director Members, Mr. F. Bryson Farrill and Dr. Terry Lyles, were each granted options to purchase 50,000 shares of Common Stock of the Company. The exercise price of these options is $3.00 per share. These options are fully vested and exercisable.

     The following table describes the above options:

==========================================================================================================================
                                     SHARES                                                        VALUE OF UNEXERCISED
                                    ACQUIRED       VALUE          NUMBER OF UNEXERCISED                IN-THE-MONEY
                                  ON EXERCISE     REALIZED     OPTIONS/SARS OF FY-END (#)       OPTIONS/SARS OF FY-END ($)
NAME                                  (#)           ($)         EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
F. Bryson Farrill, Director          50,000         -0-                  50,000                          $ 3.00
Terry Lyles, Ph.D., Director         50,000         -0-                  50,000                          $ 3.00
                                    -------       -----                 -------
         TOTAL                      100,000         -0-                 100,000                          -------
                                    =======       =====                 =======
==========================================================================================================================

     LONG TERM INCENTIVE PLAN (LTIP)

     None.

     COMPENSATION OF DIRECTORS

     The directors were not compensated during the previous fiscal year 2002.

     EMPLOYMENT AGREEMENTS

     On October 25, 1995 the Company entered into an employment agreement with Andrew Cimerman. The agreement is for a five-year term, with an option to renew it for another five years. Mr. Cimerman's duties under the agreement include performing all those executive and managerial duties that are necessary for running and directing the Company's operations. There are no employment agreements between the Company and the other Officers and Directors.

     REPORT ON RE-PRICING OF STOCK OPTIONS/SARS

     Over the last fiscal year, the Company has not re-priced any of its previously granted stock options/SARs.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this report: (1) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each Director of the Company; and (iii) all Directors and Officers as a group:

     =========================================================================
     NAME / ADDRESS OF                 AMOUNT AND NATURE OF
     BENEFICIAL OWNER                   BENEFICIAL OWNER(1)  PERCENT OF CLASS

     Andrew Cimerman(2)                           2,500,000               41%

     Marie M. May(2)                                      0                0%

     Charles Goodson(2)                                   0                0%

     F. Bryson Farrill(2)                         60,000(3)                1%

     Terry A. Lyles, Ph.D. (2)                    60,000(3)                1%
                                                  ---------              ----
     ALL OFFICERS AND DIRECTORS AS
     A GROUP (5 PERSONS)                          2,620,000               43%
                                                  =========              ====
     =========================================================================

--------------------
     (1) The total number of shares outstanding at the close of business on March 30, 2003 was 6,108,586. Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and generally includes voting or investment power with respect to such securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person(s).

     (2) C/o the Company's address: HomeLife, Inc., 9475 Heil Avenue, Suite "D", Fountain Valley, California 92708.

     (3) Includes 50,000 options to purchase Common Stock.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Cimerman is President and majority shareholder of HomeLife Cimerman Real Estate, Ltd. HomeLife Cimerman Real Estate, Ltd.'s business activities consist of real estate sales in Toronto, Ontario, Canada. The activities of HomeLife Cimerman Real Estate, Ltd. are managed by the on-site management. These activities do not demand a large portion of Mr. Cimerman's time and effort. Any corporate opportunities that would be available to both the Company and to HomeLife Cimerman Real Estate, Ltd. are presented to HomeLife's Board of Directors for consideration and for approval by a disinterested majority of the Board of Directors.

     The President and majority shareholder of the Company, Andrew Cimerman, is the sole shareholder and President of Realty World America, Inc. Realty World America, Inc. is a real estate service company providing services to franchises. Any transactions undertaken by Mr. Cimerman on behalf of Realty World America, Inc. which may constitute a corporate opportunity are first presented to the Company's Board of Directors for approval by a disinterested majority.

     Mr. Cimerman is also the sole shareholder of Jerome's Magic World, Inc., the owner of certain characters licensed to the Company. The license of these characters to the Company is for an eight year term expiring in October 2003, at $10,000 per year to the Company. Thereafter, it is renewable for additional eight year terms at fair market value.

     Mr. Cimerman is sole shareholder and President of HomeLife Securities, Inc. HomeLife Securities, Inc. licenses certain "HomeLife" trademarks and service marks to the Company. The term of the licensing agreement is eight years commencing October 1995 at no cost to the Company. Thereafter, the license is renewable for additional eight year terms at the fair market value.

     Mr. Cimerman is President and majority shareholder of Simcoe Fox Developments. Simcoe Fox Developments' business activities consist of holding real estate investment property. The activities of Simcoe Fox Developments do not demand a large portion of Mr. Cimerman's time and effort, and any corporate opportunities that would be available to both the Company and to Simcoe Fox Developments are presented to HomeLife's Board of Directors for consideration and for approval by a disinterested majority of the Board of Directors.

     The Company was formed through the purchase of HomeLife Realty Services, Inc., and HomeLife Realty U.S. Limited Partnership from Andrew Cimerman, the current President of the Company. Mr. Cimerman received 10,000 shares of Class "A" Preferred stock with certain voting power and with a face value of $1,000,000 for the sale of HomeLife U.S. Partnership to the Company, and 2,500,000 shares of Common Stock for the sale of HomeLife Realty Services, Inc. to the Company.

       DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR FISCAL YEAR 2002

     The rules of the U.S. Securities and Exchange Commission (the "SEC") permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the SEC. The Company's 2003 Annual Meeting of Stockholders is expected to be held on or about May 28, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about May 5, 2003. Proposals of stockholders of the Company that are intended to be presented at the Company's 2003 Annual Meeting must be received by the Company no later than May 15, 2003 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent (10%) stockholders are required by regulation to furnish to the Company copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during its 2002 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent (10%) beneficial owners were complied with.

                                  OTHER MATTERS

     The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in the Proxy Statement and know of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgement.

     It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date, and mail your Proxy in the enclosed envelope as promptly as possible.

     A copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 2002, which has been filed with the SEC pursuant to the Exchange Act, has been mailed to you along with this Proxy Statement. All information included in the Annual Report is hereby incorporated by reference. Additional copies of the Company's Annual Report may be obtained, without charge, upon written request to Marie M. May, C.F.O., HomeLife, Inc., 9475 Heil Avenue, Suite "D", Fountain Valley, California 92708, or on the Internet at WWW.SEC.GOV from the SEC's EDGAR database.

                                   BY ORDER OF THE BOARD OF DIRECTORS,


                                   By:          /s/ Andrew Cimerman
                                       -----------------------------------------
                                                   Andrew Cimerman
                                       President, Chief Executive Officer and
                                                Chairman of the Board


Fountain Valley, California
     April 28, 2003

HOMELIFE, INC.
9475 Heil Avenue
Suite "D"
Fountain Valley, California 92708


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark your votes as [X] indicated in this example.

ELECTION OF DIRECTORS

     FOR ALL NOMINEES LISTED BELOW  [ ]     WITHHOLD AUTHORITY  [ ]
     (except as marked to the               to vote for all nominees
     contrary below)                        listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

Andrew Cimerman     F. Bryson Farrill   Terry A. Lyles, Ph.D.    Marie M. May

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, AND IN THE PROXY'S DISCRETION, ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


                                    Dated:________________________________, 2003



                                    __________________________________________
                                                    (Signature)


                                    _________________________________________
                                                 (Second Signature)



                                    PLEASE  DATE AND SIGN ABOVE  EXACTLY AS YOUR
                                    NAME  APPEARS  AT  LEFT,   INDICATING  WHERE
                                    APPROPRIATE,     OFFICIAL     POSITION    OR
                                    REPRESENTATIVE CAPACITY.